Item (e)(1)

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of November 1, 2002 by and between THE FBR FAMILY OF FUNDS (the "Trust"), and FBR INVESTMENT SERVICES, INC. (the "Distributor").

WITNESSETH

                In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

                FIRST:  The Trust on behalf of each series of its series and any new series to be created hereby appoints the Distributor as a non-exclusive underwriter to promote and arrange for the sales of shares of each series of the Trust in jurisdictions wherein shares may legally be offered for sale. The Trust shall notify the Distributor in writing of all states in which its shares are qualified for offer and sale, including any limitations with respect to offers or sales in such states.  In addition, the Distributor shall receive payment for certain distribution expenses pursuant to a Rule 12b-1 distribution plan ("12b-1 Plan") adopted by the Trust.

                The Trust agrees to sell and deliver its unissued shares of each series, as from time to time shall be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon the terms hereinafter set forth.

                SECOND: The Trust hereby authorizes the Distributor, subject to law and the Trust Instrument of the Trust (the "Trust Instrument"), to accept, for the account of each series of the Trust, orders for the purchase of shares, satisfactory to the Distributor, as of the time of receipt of such orders or as otherwise described in the then current Prospectuses and Statements of Additional Information of the Trust.

                THIRD: The price at which the shares of the Funds may be sold (the "offering price") shall be the net asset value per share plus any sales charge that may be imposed on any class of shares. For the purpose of computing the offering price, the net asset value per share and the sales charge, if any, shall be determined in the manner provided in the Registration Statement of the Trust, as amended from time to time.

                FOURTH: The Distributor shall use its best efforts with reasonable promptness to promote and sell shares of each series of the Trust. The Distributor, with the consent of the Trust, may enter into agreements with selected broker-dealers ("Selected Dealers") for the purpose of sale and redemption of shares of each series of the Trust upon terms consistent with those found in this Agreement. The Distributor shall not be obligated to sell any certain number of shares of beneficial interest. Each series of the Trust reserves the right to issue shares in connection with any merger or consolidation of the Trust or any series with any other investment company or any personal holding company or in connection with offers of exchange exempted from Section 11(a) of the Investment Company Act of 1940 (the "1940 Act").

                FIFTH: All sales literature and advertisements used by the Distributor in connection with sales of shares of any series of the Trust shall be subject to the approval of the Trust. The Trust authorizes the Distributor in connection with the sale or arranging for the sale of shares to give only such information and to make only such statements and representations as are contained in the current Prospectuses and Statements of Additional Information of the Trust or in sales literature and advertisements approved by any series of the Trust or in such financial statements and reports as are furnished by the Distributor pursuant to this Agreement. The Trust shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representative or agents other than such information, statements or representations contained in the then current Prospectuses and Statements of Additional Information or other financial statements of the Trust or sales literature or advertisements approved by the Trust.

                SIXTH: The Distributor as agent of the Trust, and any Selected Dealer entering into a Selected Dealer Agreement with the Distributor are authorized, subject to the direction of the Trust, to accept shares of the series of the Trust for redemption at their net asset value less any applicable deferred sales charge, determined as prescribed in the then current Prospectuses and Statements of Additional Information of the Trust.

                SEVENTH: The Trust shall cause to be delivered to the Distributor all books, records, and other documents and papers relating to the federal and state registration of Trust shares, as well as all books, records and other documents and papers relating in any way to the distribution of Trust shares.

                EIGHTH: The Trust shall bear:

(A)     The costs and expenses incurred in connection with the registration of the shares of each series of the Trust under the 1933 Act (including and amendment to any Registration Statement or Prospectus or Statement of Additional Information), and all expenses in connection with preparing, printing, and distributing the Prospectuses or Statements of Additional Information except as set forth in paragraph NINTH hereof;

(B)      the expenses of qualification of the shares of each series of the Trust for sale in connection with such public offerings in such states as shall be selected by the Distributor and of continuing the qualification therein until the Distributor notifies the Trust that it does not wish such qualifications continued, and;

(C)      all legal expenses in connection with the foregoi

                NINTH: The Distributor shall provide certain distribution services including

(A)    making all required filings of advertising and promotional materials with the National Association of  Securities Dealers, Inc. ("NASD"); and

(B)     bearing the expenses of:

(i)                   the printing and distribution of Prospectuses and Statements of Additional Information required for Trust shares sold by the Distributor after such have been typeset (other than those Prospectuses and Statements of Additional Information required by applicable laws and regulations to be distributed to the existing shareholders of the Trust and pursuant to any 12b-1 Plan adopted by the Trust);

(ii)                 any promotional or sales literature which is used by the Distributor or furnished by the Distributor to purchasers or dealers in connection with the Distributor's activities pursuant to this Agreement (unless paid for by any 12b-1 Plan adopted by the Trust);

(iii)                any advertising used by the Distributor in connection with such public offering (unless paid for by any 12b-1 Plan adopted by the Trust); and

(iv)               all legal expenses in connection with the foregoing.

                TENTH: The Distributor will accept orders for shares of a series of the Trust only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.

                ELEVENTH:  The Trust shall keep the Distributor fully informed with regards to its affairs and shall furnish the Distributor with a certified copy of all financial statements and any amendments to its Registration Statement under the 1933 Act.

                TWELFTH:  The Trust shall register, from time to time as necessary, additional shares with the Securities and Exchange Commission, state and other regulatory bodies and pay the related filing fees therefor and file such amendments, reports and other documents as may be necessary in order that there be no untrue statement of a material fact in the Registration Statement, Prospectuses or Statements of Additional Information necessary in order that there may be no omission to state a material fact therein, in light of the circumstances under which they were made, no misleading. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Trust with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended at such time, and the term "Prospectuses" and "Statements of Additional Information" shall means for the purposes of this Agreement the form of the then current prospectuses and statements of additional information for each series authorized by the Trust for use by the Distributor and by dealers.

                THIRTEENTH:

(A)    The Trust and the Distributor shall each comply with all applicable provisions of the 1940 Act, the 1933 Act and the rules and regulations of the National Association of Securities Dealers, Inc. and all other Federal and state laws, rules and regulations governing the issuance and sale of shares of the series of the Trust.

(B)     The Distributor shall not be liable for any error of judgement or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

(C)     In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor or any of its officers, directors or employees, the Trust agree to indemnify the Distributor and any controlling person of the Distributor against any and all claims, demands, liabilities, and expenses (including reasonable attorney's fees) which the Distributor may incur (i) based on any act or omission of any prior distributor (in its capacity as distributor), administrator or adviser to the Trust, including the registration or failure to register any shares of the Trust in accordance with state or federal laws or resulting from or relating to any books or records delivered to the Distributor in connection with its responsibilities under this Agreement and occurring prior to the date of this Agreement; and (iv) under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any Registration Statement, Statements of Additional Information or Prospectuses of the Trust, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with written information furnished to the Trust in connection therewith by or on behalf of the Distributor.

(D)     The Distributor shall indemnify the Trust against any and all claims, demands, liabilities and expenses which the Trust may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement in any Registration Statement, Statements of Additional Information or Prospectuses of the Trust, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Trust in connection therewith by the Distributor.

                FOURTEENTH: Nothing herein contained shall require the Trust to take any action contrary to any provision of its Declaration of Trust or to any applicable statute or regulation.

                FIFTEENTH:

(A)    This Agreement shall go into effect at the close of business on the date hereof, and, unless terminated as hereinafter provided, shall continue in effect for one year and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Trust's Board of Trustees, including a vote of the majority of the Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the applicable Funds and by such vote of the Trustees.

(B)     This agreement may be terminated by the Distributor at any time without penalty upon giving the Board of Trustees of the Trust sixty (60) days' written notice (which notice may be waived by the Trust) and may be terminated by the Board of Trustees at any time without penalty upon giving the Distributor sixty (60) days' written notice (which may be waived by the Distributor), provided that such termination by the Board of Trustees of the Trust shall be directed or approved by the vote of a majority of all of its Trustees in office at the time, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust, or by the vote of the holders of a majority (as defined in the 1940 Act) of the voting securities of each series of the Trust at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having meaning defined in Section 2(a)(4) of the 1940 Act.

                SIXTEENTH:  Anti-money laundering program. Each of Distributor and the Trust acknowledges that it is a financial institution subject to the USA PATRIOT Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require among other things, that financial institutions adopt compliance programs to guard against money laundering.  Each of Distributor and the Trust agrees that it will take such further steps, and cooperate with the other to facilitate such compliance.  The Distributor acknowledges that it is a "Covered Service Provider" as defined in the Fund's Anti-Money Laundering Program (Fund AML Program) and shall assume responsibility for the implementation of the requirements of the Fund AML Program with respect to the services provided under this Agreement.  Among other things, the Distibutor shall assess the money laundering risks of the various distribution and service platforms through which shares of the Funds are sold.  The Distributor represents and warrants that it has adopted policies and procedures reasonably designed to detect and prevent money laundering activities in compliance with applicable laws, regulations and regulatory interpretations. The Distributor undertakes that it shall (a) conduct its operations in accordance with the provisions of the Fund AML Program and applicable laws, regulations and regulatory interpretations; (b) provide access to its books, records and operations relating to its anti-money laundering compliance only with respect to the Funds, by appropriate regulatory authorities, the Funds, and the Fund's anti-money laundering Compliance Officer (the Trust's Compliance Officer shall have no access to any of Distributor's anti-money laundering operations, books or records pertaining to other clients of Distributor); (c) certify, in writing, no less frequently than annually, that it is in compliance with applicable anti-money laundering laws, rules, regulations and regulatory interpretations with respect to the services provided under this Agreement; (d) upon request, provide a copy of its anti-money laundering program (or a summary of its program) to the Fund's anti-money laundering Compliance Officer; (e) provide periodic reports to the Fund's Board of Trustees concerning anti-money laundering activities and compliance exceptions, as the parties may agree from time to time; and (f) ensure that selling group agreements require selling group members to adopt, as applicable, reasonable anti-money laundering procedures and otherwise comply with applicable anti-money laundering regulations and regulatory interpretations with respect to the sale and redemption of Fund shares.  The Trust represents and warrants that it will conduct its operations in accordance with the provisions of the Fund AML Program and applicable laws, regulations and regulatory interpretations.

                SEVENTEENTH:  The Distributor may at any time or times in its discretion and at its own expense appoint (and may at any time remove) an agent to carry out such of the provisions of Article NINTH herein as the Distributor may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Distributor of its responsibilities or liabilities hereunder.

                EIGHTEENTH: The services of the Distributor to the Trust is not to be deemed exclusive and the Distributor may render similar services to others and engage in other activities. The Distributor and its affiliates may enter into other arrangements with the Trust for providing additional services to the Trust not covered by this Agreement, and to receive additional compensation for such services.

                NINETEENTH:  A copy of the Certificate of Trust is on file with the State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually, and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the asset and property of the Trust, and all persons dealing with any class of shares of the Funds must look solely to the Funds' property belonging to such class for the enforcement of any claims against the Funds.

                TWENTIETH:  Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Trust and the Distributor shall be: 4922 Fairmont Avenue, Bethesda, Maryland 20814.

                TWENTY FIRST: This Agreement may be amended in writing at any time by the parties hereto.  This Agreement shall be governed in accordance with the laws of the State of Maryland.  Each party hereto waives all right to trial by jury and any proceeding arising under or related to this Agreement.

                IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

FBR FAMILY OF FUNDS
WITNESS:

/s/ Bryan C. Leibrand	By: /s/ W. Bart Sanders
W. Bart Sanders

FBR INVESTMENT SERVICES, Inc.
WITNESS:

/s/ Susan L. Silva	By: /s/ Sothara Chin
Sothara Chin